EXHIBIT 5.1
[LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION]

February 5, 2007
LSI Logic Corporation
1621 Barber Lane
Milpitas, California 95035
RE: Registration Statement on Form S-4 (File No. 333-139642)
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-4 (File No. 333-139642) filed by LSI Logic Corporation (the “Company”) with the Securities and Exchange Commission on or about February 5, 2007 (such Registration Statement, as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, to be issued in connection with the merger of Atlas Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Agere Systems Inc., a Delaware corporation, as described in the Registration Statement (the “Transaction”). As counsel to the Company in connection with the Transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the issuance of the Shares in the Transaction.
     We are of the opinion that, when issued in the manner described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.
     This opinion is furnished to you solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation